Exhibit 99.1

Ariba Reports Results for Third Quarter of Fiscal Year 2012

Subscription revenue grows 25% year-over-year or 28% in constant currency

Network revenue up 27% year-over-year or 34% in constant currency

SUNNYVALE, Calif., July 26, 2012 – Ariba, Inc. (Nasdaq: ARBA), the world’s business commerce network, today announced results for the third quarter of fiscal year 2012 ended June 30, 2012.

Quarterly Financial and Operational Highlights from Continuing Operations:

•	Subscription revenue of $95.3 million, up 25% year-over-year or 28% in constant currency.

•	Network revenue of $47.3 million, up 27% year-over-year or 34% in constant currency.

•	Total revenue of $137.0 million, up 12% year-over-year or 15% in constant currency.

•	Loss of $0.01 per share from continuing operations; non-GAAP EPS of $0.25 from continuing operations, up 25% year-over-year.

Since providing third quarter guidance on April 26, 2012, currency rate fluctuations negatively impacted third quarter total revenue by approximately $1 million, primarily in Network revenue.

Results for the Third Quarter of Fiscal Year 2012

Revenue from Continuing Operations:

Total revenues from continuing operations were $137.0 million for the third quarter of fiscal year 2012, an increase of 12% or 15% in constant currency compared to $121.9 million for the third quarter of fiscal year 2011. Subscription and maintenance revenues for the third quarter of fiscal year 2012 were $108.0 million, an increase of 19% or 22% in constant currency compared to $91.0 million for the third quarter of fiscal year 2011. Within subscription and maintenance revenues, subscription software revenue was $95.3 million for the third quarter of fiscal year 2012, an increase of 25% or 28% in constant currency compared to $76.4 million for the third quarter of fiscal year 2011. Services and other revenues for the third quarter of fiscal year 2012 were $29.0 million compared to $30.9 million for the third quarter of fiscal year 2011.

Operating Income from Continuing Operations:

Operating income from continuing operations for the third quarter of fiscal year 2012 was $2.7 million, an increase of $13.6 million compared to an operating loss from continuing operations of $10.9 million for the third quarter of fiscal year 2011. Operating income from continuing operations for the third quarter of fiscal year 2012 included expenses of $4.7 million for amortization of intangible assets, $18.8 million for stock-based compensation, and M&A transaction expenses of $2.7 million. Excluding these items, non-GAAP operating income for the third quarter of fiscal year 2012 was $28.8 million, representing a 21% non-GAAP operating margin and an increase of 39% compared to $20.7 million of non-GAAP operating income for the third quarter of fiscal year 2011. Non-GAAP operating income for the third quarter of fiscal year 2011 excluded expenses of $4.3 million for amortization of intangible assets, $14.0 million for stock-based compensation, and restructuring costs of $13.4 million.

Earnings Per Share from Continuing Operations:

The loss from continuing operations for the third quarter of fiscal year 2012 was $1.1 million, or $0.01 per share, compared to a loss from continuing operations of $12.3 million, or $0.13 per share, for the third quarter of fiscal year 2011. Non-GAAP net income from continuing operations was $25.1 million, or $0.25 per diluted share, an increase of 25% compared to $0.20 per diluted share for the third quarter of fiscal year 2011.

Balance Sheet and Cash Flow

Total cash, cash equivalents, investments and restricted cash were $286.6 million at June 30, 2012 up $24.5 million from March 31, 2012. The company generated net cash flow from continuing operations of $26.6 million for the three months ended June 30, 2012. Total deferred revenue was $138.6 million at June 30, 2012, compared to $134.5 million at June 30, 2011 and $142.6 million at March 31, 2012.

Constant Currency Information

We calculate constant currency revenue measures by translating foreign currencies using the average exchange rates from the previous year instead of the current year. We believe presenting revenue growth with constant currency revenue measures helps investors understand how currency exchange rate fluctuations have affected our revenue growth. We recognize, however, that constant currency measures have limitations, particularly as the currency effects that are eliminated constitute a significant element of our revenue and could materially impact our performance. We caution the readers of our financial reports to consider constant currency measures only in addition to, and not as a substitute for or superior to, changes in revenue, operating expenses, operating profit, or other measures of financial performance prepared in accordance with GAAP.

About Ariba, Inc.

Ariba, Inc. is the world’s business commerce network. Ariba combines industry-leading cloud-based applications with the world’s largest web-based trading community to help companies discover and collaborate with a global network of partners. Using the Ariba® Network, businesses of all sizes can connect to their trading partners anywhere, at any time from any application or device to buy, sell and manage their cash more efficiently and effectively than ever before. Join them at: www.ariba.com

###

Copyright © 1996 – 2012 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba

StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the pendency of our agreement to be acquired by SAP or the failure to complete the merger with SAP; the impact of adverse economic conditions on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on May 4, 2012.

Investor Contact:

John Duncan

Ariba, Inc.

(678) 336-2980

investorinfo@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$194,530	$196,399
Short-term investments	23,086	28,319
Restricted cash	29,280	196
Accounts receivable, net	36,748	32,256
Prepaid expenses and other current assets	19,480	16,191

Total current assets	303,124	273,361

Property and equipment, net	32,365	32,806
Long-term investments	39,425	26,581
Restricted cash, less current portion	269	29,174
Goodwill	518,011	482,825
Other intangible assets, net	57,489	61,653
Other assets	8,635	6,741

Total assets	$959,318	$913,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,015	$8,873
Accrued compensation and related liabilities	46,284	45,169
Accrued liabilities	26,316	24,293
Restructuring obligations	14,495	23,461
Deferred revenue	129,312	114,505

Total current liabilities	230,422	216,301

Restructuring obligations, less current portion	—	8,346
Deferred revenue, less current portion	9,255	9,181
Contingent liability for acquisition	23,974	23,486
Other long-term liabilities	7,592	7,873

Total liabilities	271,243	265,187

Stockholders’ equity:
Common stock	204	199
Additional paid-in capital	5,397,181	5,353,514
Accumulated other comprehensive loss	(8,681)	(3,396)
Accumulated deficit	(4,700,629)	(4,702,363)

Total stockholders’ equity	688,075	647,954

Total liabilities and stockholders’ equity	$959,318	$913,141

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Subscription and maintenance	$108,011	$91,017	$307,283	$239,724
Services and other	28,953	30,900	86,805	81,378

Total revenues	136,964	121,917	394,088	321,102

Cost of revenues:
Subscription and maintenance	21,171	19,507	64,068	51,477
Services and other	23,961	22,274	69,775	56,798
Amortization of acquired technology and customer intangible assets	4,326	3,954	12,942	8,054

Total cost of revenues	49,458	45,735	146,785	116,329

Gross profit	87,506	76,182	247,303	204,773

Operating expenses:
Sales and marketing	47,515	43,019	138,095	118,566
Research and development	18,321	16,661	52,605	44,157
General and administrative	18,604	13,708	47,941	38,859
Amortization of other intangible assets	394	331	1,175	573
Restructuring costs	—	13,396	—	10,704

Total operating expenses	84,834	87,115	239,816	212,859

Operating income (loss)	2,672	(10,933)	7,487	(8,086)
Interest and other (expense) income, net	(351)	671	(437)	1,766

Income (loss) from continuing operations before income taxes	2,321	(10,262)	7,050	(6,320)
Provision for (benefit from) income taxes	3,411	2,021	7,018	(930)

(Loss) income from continuing operations	(1,090)	(12,283)	32	(5,390)

Discontinued operations, net of tax:
Income (loss) from discontinued operations	330	349	1,702	(3,608)
Gain on sale of discontinued operations	—	—	—	39,164

Total discontinued operations	330	349	1,702	35,556

Net (loss) income	$(760)	$(11,934)	$1,734	$30,166

Basic earnings (loss) per share:
(Loss) income from continuing operations	$(0.01)	$(0.13)	$0.00	$(0.06)
Discontinued operations, net of tax	0.00	0.00	0.02	0.39

Net (loss) income per basic common share	$(0.01)	$(0.13)	$0.02	$0.33

Diluted earnings (loss) per share:
(Loss) income from continuing operations	$(0.01)	$(0.13)	$0.00	$(0.06)
Discontinued operations, net of tax	0.00	0.00	0.02	0.39

Net (loss) income per diluted common share	$(0.01)	$(0.13)	$0.02	$0.33

Weighted average shares – basic	96,244	93,101	95,284	91,193
Weighted average shares – diluted	96,244	93,101	98,694	91,193

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Operating activities:
Net (loss) income	$(760)	$(11,934)	$1,734	$30,166
Less income from discontinued operations, net of tax	(330)	(349)	(1,702)	(35,556)

(Loss) income from continuing operations	(1,090)	(12,283)	32	(5,390)
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Provision for doubtful accounts	316	200	698	472
Depreciation	3,360	2,806	9,646	7,434
Amortization of intangible assets	4,720	4,285	14,117	8,627
Stock-based compensation	18,782	13,999	55,078	41,044
Restructuring costs	—	13,396	—	10,704
Changes in operating assets and liabilities:
Accounts receivable	(2,136)	(1,952)	(4,463)	(3,248)
Prepaid expense and other assets	(4,429)	1,146	(5,645)	(3,516)
Accounts payable	1,886	763	3,242	(658)
Accrued compensation and related liabilities	11,545	11,943	1,551	4,376
Accrued liabilities	2,899	(28)	430	(8,684)
Deferred revenue	(3,276)	(7,655)	15,092	25,187
Restructuring obligations	(6,015)	(4,210)	(17,312)	(12,485)

Net cash provided by continuing operations	26,562	22,410	72,466	63,863
Net cash provided by (used in) discontinued operations	288	(2,787)	1,269	(4,497)

Net cash provided by operating activities	26,850	19,623	73,735	59,366

Investing activities:
Cash paid for acquisition, net of cash acquired	—	(1,626)	(47,728)	(64,288)
Proceeds from sale of discontinued operations	—	7,851	—	51,000
Purchases of property and equipment	(1,969)	(12,415)	(8,586)	(22,809)
Purchases of investments, net of maturities	(3,061)	(8,390)	(7,311)	(8,163)

Net cash used in investing activities	(5,030)	(14,580)	(63,625)	(44,260)

Financing activities:
Proceeds from issuance of common stock, net	299	627	5,334	4,035
Repurchase of common stock	—	—	(16,740)	(12,802)

Net cash provided by (used in) financing activities	299	627	(11,406)	(8,767)

Effect of exchange rates on cash and cash equivalents	(1,011)	(285)	(573)	(510)

Net change in cash and cash equivalents	21,108	5,385	(1,869)	5,829

Cash and cash equivalents at beginning of period	173,422	182,837	196,399	182,393

Cash and cash equivalents at end of period	$194,530	$188,222	$194,530	$188,222

Non-GAAP Financial Measures

The following table reconciles financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to the most directly comparable non-GAAP financial measures in the press release.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding income and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude income and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Expense reconciliation:
GAAP revenue	$136,964	$121,917
Less: GAAP net loss	(760)	(11,934)

Total GAAP expenses	137,724	133,851

Amortization of intangible assets	(4,720)	(4,285)
Stock-based compensation	(18,782)	(13,999)
Restructuring costs	—	(13,396)
Transaction costs	(2,674)	—
Discontinued operations	330	349

Total non-GAAP operating expenses	$111,878	$102,520

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Net income (loss) reconciliation:
GAAP net loss	$(760)	$(11,934)
Amortization of intangible assets	4,720	4,285
Stock-based compensation	18,782	13,999
Restructuring costs	—	13,396
Transaction costs	2,674	—
Discontinued operations	(330)	(349)

Non-GAAP income from continuing operations	$25,086	$19,397

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Net income (loss) per share reconciliation:
GAAP net loss per share – basic	$(0.01)	$(0.13)
Amortization of intangible assets	0.05	0.05
Stock-based compensation	0.19	0.15
Restructuring costs	0.00	0.14
Transaction costs	0.03	0.00
Discontinued operations	(0.00)	(0.00)

Non-GAAP income from continuing operations per share – basic	$0.26	$0.21

Non-GAAP income from continuing operations per share – diluted	$0.25	$0.20

Weighted average shares – basic	96,244	93,101
Weighted average shares – diluted	100,196	96,721

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011
Expense reconciliation:
GAAP revenue	$394,088	$321,102
Less: GAAP net income	1,734	30,166

Total GAAP expenses	392,354	290,936

Amortization of intangible assets	(14,117)	(8,627)
Stock-based compensation	(55,078)	(41,044)
Tax accrual reversal	—	3,942
Restructuring costs	—	(10,704)
Transaction costs	(2,674)	(2,471)
Discontinued operations	1,702	35,556

Total non-GAAP operating expenses	$322,187	$267,588

	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011
Net income reconciliation:
GAAP net income	$1,734	$30,166
Amortization of intangible assets	14,117	8,627
Stock-based compensation	55,078	41,044
Tax accrual reversal	—	(3,942)
Restructuring costs	—	10,704
Transaction costs	2,674	2,471
Discontinued operations	(1,702)	(35,556)

Non-GAAP income from continuing operations	$71,901	$53,514

	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011
Net income per share reconciliation:
GAAP net income per share – basic	$0.02	$0.33
Amortization of intangible assets	0.15	0.09
Stock-based compensation	0.57	0.45
Tax accrual reversal	0.00	(0.04)
Restructuring costs	0.00	0.12
Transaction costs	0.03	0.03
Discontinued operations	(0.02)	(0.39)

Non-GAAP income from continuing operations per share – basic	$0.75	$0.59

Non-GAAP income from continuing operations per share – diluted	$0.73	$0.57

Weighted average shares – basic	95,284	91,193
Weighted average shares – diluted	98,694	94,697

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude expenses or benefits for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) tax accrual reversal, (iv) restructuring costs, (v) transaction related costs and (vi) discontinued operations. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for certain restructuring costs or benefits, transaction related costs and discontinued operations, these items are non-cash items that do not affect cash flows.

(1) Amortization of acquired intangible assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2) Stock-based compensation expenses. We exclude stock-based compensation expense associated with stock granted to employees and non-employee directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3) Tax accrual reversal. We released tax reserves in the nine months ended June 30, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the tax reserve releases helps investors compare our operating performance with that of other companies.

(4) Restructuring cost. We recorded a restructuring cost related to lease abandonment accruals and asset impairment in the three and nine months ended June 30, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Transaction related costs. We recorded transaction related costs in the three and nine months ended June 30, 2012 and nine months ended June 30, 2011. We exclude these from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the transaction related costs helps investors compare our operating performance with that of other companies. We recognize, however, that the transaction related costs impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Discontinued operations. We exclude the results of discontinued operations from our non-GAAP financial measures because they are unrelated to our ongoing operations. We believe excluding the results of discontinued operations helps investors compare our operating performance with that of other companies. We recognize, however, that the discontinued operations impact cash flow and that we and investors should carefully consider the impact of this on cash flow.

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,			Three Months Ended June 30,
	2012 Reported	Adj	2012 Non- GAAP	2011 Reported	Adj	2011 Non- GAAP
Revenues:
Subscription and maintenance	$108,011	$—	$108,011	$91,017	$—	$91,017
Services and other	28,953	—	28,953	30,900	—	30,900

Total revenues	136,964	—	136,964	121,917	—	121,917

Cost of revenues:
Subscription and maintenance (2)	21,171	(1,555)	19,616	19,507	(927)	18,580
Services and other (2)	23,961	(1,759)	22,202	22,274	(1,062)	21,212
Amortization of acquired technology and customer intangible assets (1)	4,326	(4,326)	—	3,954	(3,954)	—

Total cost of revenues	49,458	(7,640)	41,818	45,735	(5,943)	39,792

Gross profit	87,506	7,640	95,146	76,182	5,943	82,125

Operating expenses:
Sales and marketing (2)	47,515	(8,402)	39,113	43,019	(6,911)	36,108
Research and development (2)	18,321	(2,758)	15,563	16,661	(2,118)	14,543
General and administrative (2) (5)	18,604	(6,982)	11,622	13,708	(2,981)	10,727
Amortization of other intangible assets (1)	394	(394)	—	331	(331)	—
Restructuring costs (4)	—	—	—	13,396	(13,396)	—

Total operating expenses	84,834	(18,536)	66,298	87,115	(25,737)	61,378

Operating income (loss)	2,672	26,176	28,848	(10,933)	31,680	20,747
Interest and other (expense) income, net	(351)	—	(351)	671	—	671

Income (loss) from continuing operations before income taxes	2,321	26,176	28,497	(10,262)	31,680	21,418
Provision for income taxes	3,411	—	3,411	2,021	—	2,021

Income (loss) from continuing operations	(1,090)	26,176	25,086	(12,283)	31,680	19,397

Discontinued operations, net of tax:
Income from discontinued operations (6)	330	(330)	—	349	(349)	—

Total discontinued operations	330	(330)	—	349	(349)	—

Net (loss) income	$(760)	$25,846	$25,086	$(11,934)	$31,331	$19,397

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.01)		$0.26	$(0.13)		$0.21
Discontinued operations, net of tax	0.00		0.00	0.00		0.00

Net (loss) income per basic common share	$(0.01)		$0.26	$(0.13)		$0.21

Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(0.01)		$0.25	$(0.13)		$0.20
Discontinued operations, net of tax	0.00		0.00	0.00		0.00

Net (loss) income per diluted common share	$(0.01)		$0.25	$(0.13)		$0.20

Weighted average shares – basic	96,244		96,244	93,101		93,101
Weighted average shares – diluted	96,244		100,196	93,101		96,721

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Nine Months Ended June 30,			Nine Months Ended June 30,
	2012 Reported	Adj	2012 Non- GAAP	2011 Reported	Adj	2011 Non- GAAP
Revenues:
Subscription and maintenance	$307,283	$—	$307,283	$239,724	$—	$239,724
Services and other	86,805	—	86,805	81,378	—	81,378

Total revenues	394,088	—	394,088	321,102	—	321,102

Cost of revenues:
Subscription and maintenance (2)	64,068	(4,828)	59,240	51,477	(2,612)	48,865
Services and other (2)	69,775	(5,248)	64,527	56,798	(3,055)	53,743
Amortization of acquired technology and customer intangible assets (1)	12,942	(12,942)	—	8,054	(8,054)	—

Total cost of revenues	146,785	(23,018)	123,767	116,329	(13,721)	102,608

Gross profit	247,303	23,018	270,321	204,773	13,721	218,494

Operating expenses:
Sales and marketing (2)	138,095	(24,614)	113,481	118,566	(20,372)	98,194
Research and development (2)	52,605	(8,440)	44,165	44,157	(6,199)	37,958
General and administrative (2) (5)	47,941	(14,622)	33,319	38,859	(11,277)	27,582
Amortization of other intangible assets (1)	1,175	(1,175)	—	573	(573)	—
Restructuring costs (4)	—	—	—	10,704	(10,704)	—

Total operating expenses	239,816	(48,851)	190,965	212,859	(49,125)	163,734

Operating income	7,487	71,869	79,356	(8,086)	62,846	54,760
Interest and other (expense) income, net	(437)	—	(437)	1,766	—	1,766

Income (loss) from continuing operations before income taxes	7,050	71,869	78,919	(6,320)	62,846	56,526
Provision for (benefit from) income taxes (3)	7,018	—	7,018	(930)	3,942	3,012

Income (loss) from continuing operations	32	71,869	71,901	(5,390)	58,904	53,514
Discontinued operations, net of tax:
Income (loss) from discontinued operations (6)	1,702	(1,702)	—	(3,608)	3,608	—
Gain on sale of discontinued operations (6)	—	—	—	39,164	(39,164)	—

Total discontinued operations	1,702	(1,702)	—	35,556	(35,556)	—

Net income	$1,734	$70,167	$71,901	$30,166	$23,348	$53,514

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.00		$0.75	$(0.06)		$0.59
Discontinued operations, net of tax	0.02		0.00	0.39		0.00

Net income per basic common share	$0.02		$0.75	$0.33		$0.59

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.00		$0.73	$(0.06)		$0.57
Discontinued operations, net of tax	0.02		0.00	0.39		0.00

Net income per diluted common share	$0.02		$0.73	$0.33		$0.57

Weighted average shares – basic	95,284		95,284	91,193		91,193
Weighted average shares – diluted	98,694		98,694	91,193		94,697